EXHIBIT 24

                   INDIANAPOLIS POWER & LIGHT COMPANY

                            POWER OF ATTORNEY

     Each of the undersigned directors of INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation, (the "Company"), which intends to file with the Securities and Exchange Commission, Washington D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement and related prospectus and any and all amendments thereto, for the registration of not to exceed 200,000 shares of the Company's Cumulative Preferred Stock in one or more series, does hereby appoint John
R. Hodowal and Marcus E. Woods, and each of them, his true and lawful attorneys, with power to act each without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign in the capacity of a director of the Company and file said Registration Statement and related prospectus and any and all amendments thereto, and all instruments necessary or incidental thereto, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.


 /s/ John R. Hodowal                    /s/ Otto N. Frenzel III
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 John R. Hodowal                        Otto N. Frenzel III

 /s/ Ramon L. Humke                     /s/ Joseph D. Barnette, Jr.
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 Ramon L. Humke                         Joseph D. Barnette, Jr.

 /s/ Edwin J. Goss                      /s/ Sallie W. Roland
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 Edwin J. Goss                          Sallie W. Roland

 /s/ Max L. Gibson                      /s/ Andre B. Lacy
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 Max L. Gibson                          Andre B. Lacy

 /s/ Thomas M. Miller                   /s/ Mitchell E. Daniels, Jr.
- -----------------------------------    ------------------------------------
 Thomas M. Miller                       Mitchell E. Daniels, Jr.

 /s/ Rexford C. Early                   /s/ Zane G. Todd
- -----------------------------------    ------------------------------------
 Rexford C. Early                       Zane G. Todd

 /s/ Sam H. Jones
- -----------------------------------    ------------------------------------
 Sam H. Jones

 /s/ Thomas H. Sams
- -----------------------------------    ------------------------------------
 Thomas H. Sams

 /s/ Dr. Earl B. Herr, Jr.
- -----------------------------------    ------------------------------------
 Dr. Earl B. Herr, Jr.


     IN WITNESS WHEREOF, the foregoing directors of the Company have affixed their respective signatures hereto in the presence of a Notary Public for the State of Indiana, this 25th day of January, 1994.

My Commission Expires:  6/11/95               /s/ Gloria K. Bryant
                                             --------------------------------
My County of Residence:  Marion              Gloria K. Bryant, Notary Public